Registration No. 333-_____________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       __________________________________

                           HUDSON HIGHLAND GROUP, INC.
             (Exact name of registrant as specified in its charter)
          Delaware                                               59-3547281
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


          622 Third Avenue
          New York, New York                                      10017
(Address of principal executive offices)                        (Zip Code)

                 Hudson Highland Group, Inc. 401(k) Savings Plan
                            (Full title of the plan)
                       __________________________________
                 Latham Williams                               Copy to:
Vice President, Legal Affairs and Administration,
               Corporate Secretary                     Benjamin F. Garmer, III
           Hudson Highland Group, Inc.                     Foley & Lardner
        225 West Wacker Drive, Suite 2100             777 East Wisconsin Avenue
             Chicago, Illinois 60606                  Milwaukee, Wisconsin 53202
                 (312) 795-4216                             (414) 271-2400
     (Name, address and telephone number,
  including area code, of agent for service)
                               __________________

                                        CALCULATION OF REGISTRATION FEE
------------------------ ----------------------- ---------------------- ---------------------- -------------------
       Title of                  Amount            Proposed Maximum       Proposed Maximum
   Securities to be              to be              Offering Price       Aggregate Offering        Amount of
      Registered             Registered (1)            Per Share                Price           Registration Fee
------------------------ ----------------------- ---------------------- ---------------------- -------------------
Common Stock,                500,000 shares            $8.60 (2)           $4,300,000 (2)           $347.87
$.001 par value

------------------------ ----------------------- ---------------------- ---------------------- -------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Hudson Highland Group, Inc. 401(k) Savings Plan.

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Hudson Highland Group, Inc. Common Stock on The Nasdaq National Market on March 25, 2003.

                           ___________________________

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     The following documents filed with the Commission by Hudson Highland Group, Inc. (the "Company") or the Hudson Highland Group, Inc. 401(k) Savings Plan (the "Plan") are hereby incorporated herein by reference:

     1. The Company's Registration Statement on Form 10 (File No. 0-50129), as filed with the Commission on March 14, 2003 and declared effective by the Commission on March 17, 2003 (the "Form 10").

     2. The description of the Company's common stock contained in the Company's Form 10, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

     Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     None.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Under the provisions of Section 145 of the Delaware General Corporation Law, the Company is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the Company may indemnify a director or officer in connection with a proceeding in

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

which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys' fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Company (except for expenses allowed by a court).

     Article XIII of the Company's Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company to the full extent permitted by applicable law. Under the provisions of
Article VII of the Company's Amended and Restated By-Laws, the Company is required to indemnify officers or directors to a greater extent than under the current provisions of Section 145 of the Delaware General Corporation Law. Except with respect to stockholder derivative actions, the By-Law provisions generally state that the director or officer will be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding, provided that (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

     The foregoing standards also apply with respect to the indemnification of expenses incurred in a stockholder derivative suit. However, a director or officer may only be indemnified for settlement amounts or judgments incurred in a derivative suit to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     In accordance with the Delaware General Corporation Law, Article XII of the Company's Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders, for monetary damages except (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of are, including any such actions involving gross negligence.

     The Company maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

     Not applicable.

Item 8. Exhibits.
        --------

     The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

     The undersigned Registrant hereby undertakes to submit the Plan and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.
        ------------

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of April, 2003.

                                        HUDSON HIGHLAND GROUP, INC.



                                        By: /s/ Jon F. Chait
                                           -------------------------------------
                                            Jon F. Chait
                                            Chairman of the Board, President and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                        Title                                         Date
      ---------                                        -----                                         ----
/s/ Jon F. Chait                              Chairman of the Board, President, Chief           April 1, 2003
-------------------------------               Executive Officer and Director (Principal
Jon F. Chait                                  Executive Officer)

/s/ Richard W. Pehlke                         Executive Vice President and                      April 1, 2003
-------------------------------               Chief Financial Officer
Richard W. Pehlke                             (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Hudson Highland Group, Inc. Committee, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of April, 2003.

                                     HUDSON HIGHLAND GROUP, INC. 401(K)
                                     SAVINGS PLAN


                                     /s/ Peggy Buchenroth
                                     -------------------------------------------
                                     Peggy Buchenroth


                                     /s/ Robert Molnar
                                     -------------------------------------------
                                     Robert Molnar


                                     /s/ Margaretta Noonan
                                     -------------------------------------------
                                     Margaretta Noonan



     The foregoing persons are all of the members of the Hudson Highland Group, Inc. Committee which is the current administrator of the Hudson Highland Group, Inc. 401(k) Savings Plan.

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                                Exhibit Description
------                                -------------------


(4.1) Amended and Restated Certificate of Incorporation of Hudson Highland Group, Inc. (incorporated by reference to Exhibit 3.1 to Hudson Highland Group, Inc.'s Registration Statement on Form 10 (File No. 0-50129)).

(5)       Opinion of Foley & Lardner.

(23.1)    Consent of BDO Seidman, LLP.

(23.2)    Consent of Foley & Lardner (contained in Exhibit (5)).



                                       E-1